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                             SHOPPING CENTER LEASE

                   NAME OF CENTER:  THE PLAZA AT CHERRY CREEK


1. PARTIES. This Lease, dated as of this 19th day of January, 1990, is made by and between COUNTRY CLUB PLAZA ASSOCIATES (herein called "Landlord") and ALFALFA'S CHERRY CREEK, INC. (herein called "Tenant").

2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called "Premises"), containing approximately 16,300 square feet of floor area; 11,300 square feet on the ground level, 2,000 square feet in the basement, and 3,000 square feet on the second level, located at 201 University Bouldvard, Denver, Colorado. The location and dimensions of said Premises are delineated on Exhibit "A" attached hereto and incorporated by reference herein. Said Premises are located in the City and County of Denver, State of Colorado. This Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for the Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

3. USE. Tenant shall use the Premises for a grocery store, food prep and kitchen, delicatessen, cafe, floral shop and general offices, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant understands that hoods and vents are not allowed.

4.  MINIMUM RENT.

    4.A.  I.   Tenant shall pay o Landlord $8,479.00 as minimum rent for the
Premises for the months of January and February, 1990, unless no minimum rent is to be paid as provided herein. Rent shall be payable on the twenty-first day of each month, commencing January 21, 1990. No proration of rent shall be payable if the lease is executed prior to January 21, 1990.

          II. Tenant shall have the obligation, on or before February 21, 1990, to obtain the financing contemplated in Section 4.B. below and to provide Landlord with written notice confirming such financing. Any such notice shall be deemed to be given, for purposes of calculating rent due and free-rent periods, effective as of the next succeeding twenty-first day of a month. (For example, if Tenant gives notice on February 2 that financing has been obtained, Tenant's notice shall be deemed effective February 21, and the six-months' free rent shall commence on February 22 and full rent shall be next due on August 21, 1990.) Upon Tenant notifying Landlord that Tenant has obtained financing as contemplated in Section 4.B. below, Tenant shall build out and occupy the Premises for the following six-month period rent-free. Thereafter Tenant shall pay the rental rate as provided in Paragraph 4.A.III below.
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          III. upon Termination of the six-month rent-free period as provided in 4.A.II above, Tenant shall pay to Landlord as minimum rent in advance, on the twenty-first day of each month, the following rental rates without notice or demand:
               (a) $17,791.66 until such time as Tenant's sales on the Premises for any consecutive 20-week period exceed $3,100,000.00, and thereafter

               (b) Once tenant's sales on the Premises for any consecutive 20-week period exceeds $3,100,000, then Tenant's Minimum Rent, regardless of what Tenant' Minimum Rent may be at that time, shall automatically increase for the remainder of the term of this Lease by $1,479.00 per month;

               (c) Once Tenant's sales on the Premises for any consecutive 20-week period exeeds $3,300,000, then Tenant's Minimum Rent, regardless of what Tenant' Minimum Rent may be at that time, shall automatically increase for the remainder of the term of this Lease by $1,096.50 per month.

Prior to Tenant's satisfying the financing contingency, if Tenant should miss any half-months rental payment ($8,479.00), then this Lease shall terminate at the option of the Landlord and all monies paid by Tenant to Landlord may be kept by Landlord as liquidated damages. Tenant shall have two (2) months in which to obtain financing. Additionally, Tenant must deliver written notice to Landlord stating that financing has been obtained on or before February 21, 1990 or this Lease shall automatically terminate, and Landlord may keep all monies paid by Tenant to Landlord as liquidated damages. If this Lease terminates as described above this Paragraph then Landlord waives the right to damages, including specific performance, other than the liquidated damages described above. Once Tenant has delivered written notice to Landlord stating that financing has been obtained then the financing contingency shall be deemed satisfied and Tenant shall no longer have any rights to terminate this Lease due to lack of financing.

Rent for any period which is for less than one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction of offset, except as provided herein, in lawful money of the United States of America and at such place as Landlord may from time to time designate in writing. Notwithstanding anything to the contrary herein all payments are recognized to be payments as a gross lease payment amount per square foot as it relates to the total amount paid.

         4.B. Financing Contingency.

During the first two (2) months Tenant shall seek financing sufficient, in Tenant's determination, to allow Tenant to finish the space for use as described herein for said location and deliver notice to Landlord that Tenant has obtained financing. Tenant shall use its best efferts to obtain said financing.

Tenant shall be deemed to have used its best efforts if Tenant obtains and rejects financing which Tenant, in its good faith determination, feels is uneconomic given the terms of such financing.
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         4.C. Escalations.

Minimum Rent shall change each year by the percentage change in the Consumer Price Index - All Urban Consumers, Denver Metropolitan Area All Item, ("CPI") for the twelve (12) months most recently reported by the U.S. Bureau of Labor Statistics over the CPI, for the prior twelve (12) months, but in no event more than four (4%) percent per year. Minimum Rent actually payable shall be adjusted once each two (2) years.

         4.D. Hoods and Vents.

Both Tenant and Landlord desire for Tenant to have hoods and vents in the location for the purpose of cooking food on site. Presently the zoning does not allow Tenant to cook food on site. Landlord shall diligently pursue all necessary approvals to allow on site cooking. Tenant shall fully cooperate with Landlord in any and all efforts Landlord may undertake, including a rezoning of the parcel, which Landlord might undertake for the purpose of allowing Tenant to cook on site. In the event that Landlord fails in its efforts to obtain a variance or a rezoning thus allowing Tenant to cook on site, then Landlord shall give Tenant a rental abatement of $30,000.00 per year for a period of 5 years. Notwithstanding anything stated to the contrary herein, Tenant shall not be entitled to, nor shall Landlord give to Tenant any rental subsidy after the date which is 5 years from the date of Alfalfa's grand opening or the date on which hoods and vents are allowed for on site cooking, whichever comes first. The abovementioned rental abatement shall not begin until Alfalfa's opens for business. Said rental abatement shall reduce each month's Minimum Rent by $2,500.00, but only for the abovementioned rental abatement period. Regardless of how many years this rental abatement has or has not been in existence, if at any time during this Lease on site cooking is approved or allowed by any and all governmental authorities having jurisdiction thereof then the Minimum Rent abatement shall cease to exist from that day forward, however Tenant has no obligation to repay the previously abated monthly amounts.

5. TERM.

    A. Primary Term. The primary term of this Lease shall be ten (10) full calendar years. The parties hereto acknowledge that certain obligations under various articles hereof may commence prior to the lease term, i.e. construction, hold harmless, liability insurance, etc.; and the parties agree to be bound by these articles prior to commencement of the lease term.

    B. Option to Extend. The Tenant shall have three (3) five-year options to extend the term. Rent during each renewal shall be the market rate for comparable space in a comparable location. However, under no circumstances whatsoever shall the rent in any given year be less than the minimum rent in the preceding year, as adjusted by CPI pursuant to Section 4.C. above. Market shall be determined as follows: each side shall choose an appraiser; if the two appraisers cannot agree they will choose a third appraiser and all three appraisers will determine the market
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value of the space at that time.  Notwithstanding anything to the contrary stated in this Paragraph, under no circumstances shall Tenant's rent ever increase by more than thirty (30%) percent of Tenant's Minimum rent in the preceding year.

    C. Termination Option. In the event that Alfalfa's has no 20-week period during the first three years after the date Alfalfa's opens for business in which the total sales for said 20 weeks is greater than $3.5 Million, then Alfalfa's shall have an option to terminate this Lease as follows. Alfalfa's shall have 90 days after the third anniversary of the date Alfalfa's opens for business in which to notify Landlord that it wishes to exercise its option to terminate this Lease. If Tenant does not give Landlord written notice of said intention to terminate this Lease within said 90 day period, then any and all options Alfalfa's has to terminate this Lease under this clause shall cease to exist. If Alfalfa's notifies Landlord it wishes to exercise this option to terminate this Lease, it must inform Landlord in said written notification the exact date on which this Lease will terminate. This termination date cannot be sooner than six (6) months from the date of notification not later than one (1) year from the date of notification.

Notwithstanding the above in the event in any given 20 weeks in the first three years Tenant has gross sales of $3.5 Million or greater during any given saie 20-week period, the option to terminate as described in thsi Paragraph 5.C., shall cease at that time.

Notwithstanding the above, to exercise this option Alfalfa's must deliver to Landlord $135,000.00 in the form of a cashier's check or certified funds within 30 days after the date of notice of termination, otherwise this clause shall be null and void and Tenant shall have no options to terminate this Lease pursuant to this Paragraph 5.C., and the above notice of termination if already given shall be deemed invalid and void.

6. SECURITY DEPOSIT. (Intentionally eliminated from this Lease.)

7. ADDITIONAL CHARGES.

    A.   Percentage Rent.

         I.  In addition to the Minimum Rent to be paid by Tenant pursuant to
Article 4, Tenant shall pay to Landlord at the time and in the manner herein specified additional rent in an amount equal to one (1%) percent of all gross sales between $175,000 - $200,000 and two (2%) percent of all gross sales between $200,000 - $250,000 and three (3%) percent of all gross sales above $250,000 per week which are made in, upon or from the Premises during each calendar year of the Lease term.

         II. Within thirty (30) days after the end of each calendar quarter following commencement of rents, Tenant shall furnish to Landlord a statement in writing, certified by Tenant to be correct, showing the total gross sales made in, upon, or from the Premises during each week of the preceding calendar quarter, and shall
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accompany each such statement with a payment to Landlord equal to said hereinabove stated percentage of the total quarterly gross sales made in, upon, or from the Premises during each calendar quarter, less the Minimum Rent for such prior calendar quarter, if previously paid. Said statement and payment shall be made with the succeeding month's regular minimum rental payment. Within sixty (60) days after the end of each calendar year of the term hereof, Tenant shall furnish to Landlord a statement in writing, certified by an officer of Tenant to be correct, showing the total gross sales by months made in, upon, or from the Premises during the preceding calendar year, and within 30 days thereafter an adjustment shall be made between Landlord and Tenant to the end that the total percentage rent paid for each such calendar year shall be a sum equal to said hereinabove stated percentage of the total gross sales made in, upon, or from the Premises during each calendar year of the term hereof, less the Minimum Rent pursuant to Article 4 for each such calendar year, if previously paid, so that at the Percentage Rent, although payable quarterly, shall be computed and adjusted on an annual basis.

         III. The term "gross sales" as used in this Lease shall include the entire gross receipts of every kind and nature from sales and services made in, upon, of from the Premises, whether upon credit or for cash in every department operating in the Premises, which are operated by the Tenant but not by subtenant or subtenants, (provided that under no circumstances may the summation of the square footage of all said subtenants exceed 1,500 square feet), excepting therefrom any rebates and/or refunds to customers and the amount of all sales tax receipts which has to be accounted for by Tenant to any government, or any governmental agency and any sale not in the ordinary course or any bulk or wholesale sale of Tenant's inventory or fixtures. Sales upon credit shall be deemed cash sales and shall be included in the gross sales for the period which the merchandise is delivered to the customers, whether or not title to the merchandise passes with delivery. Transfer of merchandise and food between stores shall not be considered gross sales.

    IV. For the purpose of ascertaining the percentage rent due and/or verifying the accuracy of any statement of gross sales, the Tenant shall keep at its general offices books and records of all gross receipts during each month of the term hereof, and all supporting records such as excise tax reports, state sales tax, business and occupation tax, and gross income tax reports; and said records will be retained for at least three (3) years after the percentage rent period to which such records relate. All such records shall be open to inspection and audit of Landlord and its agents at all reasonable times upon two (2) days notice during ordinary business hours, not exceeding once each quarter.

The Landlord may once in any calendar year cause an audit of the business of Tenant to be made by an accountant of Landlord's selection and if the statement of gross sales perviously made to Landlord shall be found to be inaccurate, then and in that event, there shall be an adjustment and one party shall pay to the other on
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demand such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid for the period or periods covered by such inaccurate statement or statements. Tenant shall keep all said records for three (3) years. If said audit shall disclose an inaccuracy in favor of Tenant of greater than a three (3%) percent error with respect to the amount of gross sales reported by Tenant for the period of said report, then the Tenant shall immediately pay to Landlord the cost of such audit; otherwise, the cost of such audit shall be paid by Landlord. If such audit shall disclose any inaccuracies exceeding six (6% percent, Tenant shall immediately pay to Landlord in addition to all other sums owed to Landlord a penalty of 1.5 times the amount of said inaccuracy.

    7.B. Adjustments

         I. In addition to the Minimum Rent provided in Article 4 herinabove, and commencing at the same time as any rental commences under this Lease Tenant shall pay to Landlord the following items, herein called Adjustments.

             (a) Tenant shall pay Tenant's pro rata share, equal to the square footage of the Premises divided by the total square footage of the Shopping Center, of the costs set forth below. For purposes of this Lease, Tenant's pro rata share shall be 33%. Tenant's pro rata share may decrease if the total square footage of the Center expands, but Tenant's pro rata share shall not increase, unless Tenant rents additional square footage from Landlord.

                 (i) All real estate taxes and assessments for the Shopping Center, including land, buildings and other improvements;

                 (ii) Insurance premium for insurance required to be carried by Landlord pursuant to Section 16 below on the Shopping Center, including the Common Areas. For purposes hereof, "Common Areas" shall be all parking lots, pylon signs for the Shopping Center, sidewalks, driveways, service corridors and other areas used in common by tenants without the obligation to pay rent;

                 (iii) Costs of maintenance, repair (other than costs of structural repairs, of which Tenant shall not bear any portion), and replacement of the Shopping Center including but not limited to its landscaping and Common Areas;

                 (iv)    Utility costs for operation of Common Areas;

                 (v) All costs to supervise and administer said common area, parking lots, sidewalks, driveways, and other areas used in common by the tenants or occupants of the Shopping Center, not to exceed in fees paid to third parties and Landlord to supervise and administer same, an amount equal to fifteen (15%) percent of the total costs of (i), (ii), (iii), (iv) above.

             (b) (section deleted)

             (c) In no event shall the foregoing charges exceed the actual costs (including actual management fees paid) to operate the Center. Tenant shall have the right, at its own cost not more than once each quarter, to audit Landlord's records. If any such audit shows an overstatement of costs by more than three (3%) percent, Landlord shall pay the cost of the audit. Landlord shall also promptly reimburse Tenant for any overpayments made by Tenant.
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             (d) From this date forward until Tenant is required to pay full rent under this Lease, but in no event after September 21, 1990, Tenant shall pay 1/2 of all CAM charges due on a monthly basis. Once full rent commences Tenant shall pay to Landlord full CAM from that date forward. CAM in this Paragraph refers to all adjustments.

         II. Upon commencement of rental Landlord shall submit to Tenant a statement of the anticipated monthly Adjustmens for the period between such commencement and the following January and Tenant shall pay these Adjustments on a monthly basis concurrently with the payment of the Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. By March 1 of each year Landlord shall give Tenant a statement, certified by Landlord's officers, of the total actual Adjustments for the Shopping Center for the prior calendar year and Tenant's allocable share therof, prorated from the commencement of rental. Said notice shall also serve as a notice of future monthly adjustment for the current year. In the event the total of the monthly payments which Tenant has made for the prior calendar year is less than the Tenant's actual share of such Adjustments then Tenant shall pay the difference in a lump sum within twenty days after receipt of such statement from Landlord. Any over-payment by Tenant shall be refunded by Landlord within 20 days after receipt of such notice. The actual Adjustments for the prior year shall be used for purposes of calculating the anticipated monthly Adjustments for the then current year with actual determination of such Adjustments after each calendar year as above provided; excepting that in any year in which resurfacing of parking areas is completed Landlord shall be permitted to include the cost of same as part of the estimated monthly Adjustments, amortized over two years. Once the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's share of said Adjustments for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant. Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided.

8. USES PROHIBITED. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therin which is not within the permitted use of the premises which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said
Building or any part thereof or any of its contents. Tenant shall not do anything in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure them or use or allow the Premises to be used for any unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises.
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9.  COMPLIANCE WITH LAW.  Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, stature, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding material or structural changes not related to or required by Tenant's improvements or specific use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make or allow to be made any material alterations, additions or improvements to or of the Premises or any part thereof without first obtaining the written consent of Landlord and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty and belong to the Landlord at the termination of this Lease and shall be surrendered with the Premises. In the event Landlord consents to the making of any material alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense.

11. REPAIRS

    11.A. By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair, latent defects excepted. Tenant shall, at Tenant's sole cost and expense, keep the order, condition and repair, latent defects excepted. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, heating and air-conditioning system (when there is an air-conditioning system, Tenant shall obtain a service contract for repairs and maintenance of said system, said maintenance contract to conform to the requirements under the warranty, if any, on said system), plumbing, pipes, electrical wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear and damages for which Tenant has compensated Landlord, unless it states elsewhere in this Lease that Tenant has no such obligation, damage from causes beyond the reasonable control of Tenant excepted. Any damage to adjacent premises caused by Tenant's contractors or Tenant's agents shall be repaired at the sole cost and expense of Tenant. Notwithstanding
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anything stated to the contrary in this Paragraph, Tenant shall only be responsible for the maintenance and repair of items Tenant installs.

    11.B. Notwithstanding the provisions of Article 11.A. herinabove, Landlord shall repair and maintain the structural portions of the Shopping Center, including the exterior walls. Tenant shall reimburse Landlord for amounts not covered by insurance and incurred by Landlord, to the extent such maintenance and repairs are caused in part or in whole by the negligence of Tenant, its agents, servants, or employees. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for 5 days in the event of an emergency or 20 days for all other repairs, after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Additionally, Landlord shall not be liable if Landlord has commenced work in the specified 5 of 20 day period and diligently pursues said repairs to completion, even if said repairs take longer than the said 5 or 20 days to complete. Except as provided in Article 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

12. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of any improvements, additions, or alterations in the Premises which exceed $10,000.00 and which the Tenant desires to make, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privelege appurtenant thereto, other than as sublet of the portion of the space to a floral shop concession and/or delicatessen or cafe, and the total of the above sublet space shall not exceed 1,500 square feet, or allow any other person (the employees, agent, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion therof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void and shall, at the option of the Landlord, constitute a default under the terms of this Lease.

In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees, not to exceed Three Hundred and No/100ths ($300.00) Dollars, incurred in connection with the processing of documents necessary to giving of such consent. Tenant cannot sublet to any tenant outside of the Tenant's use as described in the use clause, nor may Tenant change its use without obtaining the prior written consent of Landlord. It shall be reasonable for Landlord to withhold consent for any use or subtenant not within the stated use allowed herein which would compete with any other tenant in the center.

14. HOLD HARMLESS. Tenant shall indemnify and hold harmless Landlord agaist and from any and all claims arising from Tenant's use of the Premises or from the conduct of its business and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any material obligation on Tenant's part to be performed under the terms of this Lease, or arising from any misconduct or negligence of the Tenant, or any officer, agent or employee of Tenant, and from all costs, attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice to Landlord may assume the defense of the same at Tenant's expense by reasonably comptetent counsel. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord, its agents or employees misconduct or negligence; and Tenant hereby waives all claims for which Tenant has assumed risk above against Landlord. Tenant shall give notice to Landlord in case of casualty or accidents in the Premises as soon as Tenant becomes aware of such occurrence.

Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence or misconduct of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light or air in or about the Premises.

15. SUBROGATION. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

16. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises as described in Paragraph 2 of this Lease. Tenant shall also carry liability coverage for Tenant's service area in the alley and Tenant's sidewalk for any and all accidents which occur due to Tenant's operations in said area. Such insurance shall be in the amount of not less than $300,000.00 for injury or death of one person in any on accident or occurrence and in the amount of not less than $500,000.00 for injury or death of more than one person in any one accident or occurrence. Such insurance shal further insure Landlord and Tenant against liability for property damage of at least $50,000.00. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insuarance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance shall be by Grocer's Insurance or by another company of greater or equal financial strength. Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage without notice to Landlord. All such policies shall be written as primary policies not contributing with and not in excess of coverage which landlord may carry.

Landlord shall obtain and maintaing the following insurance on the Shopping Center throughout the term of this Lease and any renewals thereof:

    (a) public liability insurance in an amount not less than $500,000 per person and $1,000,000 per occurrence;

    (b) fire and extended coverage insurance on the Center in not less than the full replacement value thereof as adjusted not less than once each year to include increases in replacement value. Such insurance shall provide protection against any peril generally indluded in the classification of "All Risk" coverage, including protection against sprinkler damage and malicious mischief. The amount of the deductible shall not exceed $5,000 per occurrence.

17. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay thirty-one (31%) percent of all charges jointly metered with other premises.

18. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicaple to Tenant's property.

19. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached hereto. The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the non performance of any said rules and regulations by any other tenants or occupants, unless said violation substantially interfered with or damages Tenant's business and Landlord had reasonable written notice and failed to act. Any further rules and regulations shall be by mutual consent.

20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last Monthly minimum Rent, plus all other charges payable hereunder, and upon all the terms herof applicable to a month to month tenancy.

21. ENTRY BY LANDLORD. Landlord reserves, and shall at any and all times have, the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers (or within six months of the termination hereof to tenants) or to post notices of non-responsibility, to repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances by construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

    22.A. The vacating or abandonment of the Premises by Tenant.

    22.B. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of forty (40) days after written notice thereof by Landlord to Tenant.

    22.C. The failure by Tenant to observe or perform any of the material covenants, conditions, or provisions of this Lease to be observed or perfomed by the Tenant, other than described in Article 22.B., above, where such failure shall continue for a period of thiry (30) days after written notice hereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion.

    22.D. The making by Tenant of any general assignment or general arrangment for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, if not withdrawn in 60 days or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

23. REMEDIES IN DEFAULT. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in his sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

    23.A. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease Landlord shall teminate and Tenant shall immediatly surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorney's fees' and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and Adjustments called for herein for the balance of the term at the time of such award discounted to present value, exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at 15% per annum; or

    23.B. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and any other charges and Adjustments as may become due hereunder, and Landlord shall use its reasonable efforts to relet the Premises; or

    23.C. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

24. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction.

25. RECONSTRUCTION. In the event the Premises are damaged by fire or other perils covered by extended coverage insurance required to be held by Landlord pursuant to Section 16 above, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent and Adjustments from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by the Tenant in the Premises. If the damage is due to the negligence or misconduct of Tenant or its employees, there shall be no abatement of rent.

In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance required to be held by Landlord pursuant to Section 16 above, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten (10%) percent of the then full replacement cost of the Premises. In the event the destruction of the Premises is to an extent of ten (10%) or more of the full replacement cost then Landlord shall have the option; (1) to repair or restore such damage; this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Minimum Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination. If any repair/reconstruction shall take longer than 270 days to complete, Landlord shall give Tenant notice thereof within 30 days after the date of damage and Tenant may, if it elects, terminate this Lease on written notice to Landlord.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four months of the term of this Lease or any extension thereof.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs of replacements, of any leasehold improvements, fixtures, or other personal property of Tenant. If Landlord chooses to terminate the Lease the Tenant shall be entitled to receive compensation for the unamortized portion of Tenant's improvements and equipment less any insurance proceeds paid to Tenant and less th resale value of Tenant's equipment.

26. EMINENT DOMAIN. If more than twenty-five (25%) percent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within thirty (30) days after said taking, to terminate this Lease upon thirty (30) days written notice. If more than 25% of the Premises are taken (and neither party elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced. If any substantial part of the Shopping Center other than the Premises may be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, other than for Tenant's property, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either party terminates this Lease the Tenant shall be entitled to apply to the condemning authority for compensation for the unamortized portion of Tenant's improvements and equipment less awards paid to Tenant and less the resale value of Tenant's equipment.

27. PARKING AND COMMON AREAS. Landlord reserves the right to change the size, entrances, exits, traffic lanes and the boundaries and locations of such common areas, provided such do not reduce the amount of parking spaces adjacent to the Premises by more than three spaces or obstruct access/visibility to the Premises.

    27.A. Prior to the date of Tenant's opening for business in the Premises, Landlord shall cause said common and parking area or areas to be graded, surfaced, marked and landscaped at no expense to Tenant.

    27.B. The Landlord shall keep said automobile parking and common areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner as set forth in Article 7 thereof.

    27.C. Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and sub-tenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees, and sub-tenants, to use said common and parking areas during the entire term of this Lease, or any extension thereof, for ingress and egress, and automobile parking.

    27.D. The Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules and regulations for parking as the Landlord may adopt from time to time for the orderly and proper operation of said common and parking areas. Such rules may include but shall not be limited to the following: (1) The restricting of employee parking to a limited, designated area or areas. Said rules and regulations shall be fair and equitable to all Tenants; and (2) The regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

    27.E. Landlord shall establish a snow removal policy 7 days per week. Landlord will use all reasonable efforts to keep snow removed from the parking lot. Additionally, the lot will be shoveled whenever there is 1" or more of accumulation. Whenever necessary all shoveled snow shall be hauled from the site. No snow shall be stored in or block parking areas in the Center.

28. SIGNS. The Tenant may affix and maintain upon the exterior walls of the Premises only such signs, advertising placards, names, insignia, trademanks and descriptive material as shall have first received the written approval of the Landlord as to type, size, color, location, copy nature and display qualities. All signs affixed within the Premises shall not be subject to Landlord's consent. However, Landlord has the right to cause Tenant to remove any and all signs visible from the exterior of the Premises which are offensive. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof. Tenant shall, however, erect one sign on the front of the premises not later than the date Tenant opens for business, in accordance with a design to be prepared by Tenant and approved in writing by Landlord.
Landlord hereby approves the sign design attached hereto as Exhibit___.

29. DISPLAYS. The Tenant may not display or sell merchandise within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises except for outdoor plants, flowers, vegetables,and gardening supplies, and all other merchandise during special promotions. Twelve (12) promotions per year shall be allowed which may use a maximum of 6 parking spaces. Tenant shall also be allowed one special "dog wash promotion." Said promotion may use a maximum of 15 parking spaces. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Landlord shall allow Tenant to store grocery carts outside on Tenant's sidewalk in front of Tenant's Premises.

30. AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

31. HOURS OF BUSINESS. Subject to the provisions of Article 25 hereof, Tenant shall continuously during the entire term hereof conduct and carry on Tenant's business in the Premises and shall keep the Premises open for business and cause Tenant's business to be conducted therein 7 days per week (other than holidays), and a minimum of 56 hours per week; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant. Compared to other Alfalfa's stores in the region, and compared to other specialty grocery stores if this is the only remaining Alfalfa's, Tenant shall keep the Premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage.

In the event of breach by the Tenant of any of the conditions contained in this
Article 31 which continues for more than 15 days after written notice from Landlord, the Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the Minimum Rent herein provided, but additional rent at the rate of one-thirtieth (1/30) of the Minimum Rent herein provided for each and every day that the Tenant shall fail to conduct its business as herein provided; said additional rent shall be deemed to be in lieu of any percentage rent that might have been earned during such period of the Tenant's failure to conduct its business as herein provided.

32. MERCHANT'S ASSOCIATION. This paragraph has been intentionally eliminated form this Lease.

33. GENERAL PROVISIONS.

    (i) Plats and Riders. Clauses, plats, riders and addendums, if any, affixed to this Lease are a part hereof.

    (ii) Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceeding default at the time of the acceptance of such rent.

    (iii) Joint Obligation. If there be more than one Tenant the obligations hereunder imposed shall be joint and several.

    (iv) Marginal Headings. The marginal headings and article titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

    (v) Time. Time is of the essence of this Lease and each and all of its provision in which performance is a factor.

    (vi) Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

    (vii) Recordation. Neither Landlord not Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of the Landlord or Tenant.

    (viii) Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the material covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

    (ix) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be impose upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within twenty (20) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to 2% per month, plus any attorney's fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    (x) Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

    (xi) Inability to Perform. This Lease and the obligations of the Tenant and Landlord hereunder shall not be affected or impaired because the other is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason or strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

    (xii) Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

    (xiii) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

    (xiv) Choice of Law. This Lease shall be governed by the laws of the State of Colorado.

    (xv) Attorney's Fees. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover for the fees of its attorneys in such action of proceedings, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provision herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

    (xvi) Sale of Premises by Landlord. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

    (xvii) Subordination, Attornment. Upon request of the Landlord, Tenant shall in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof, provided that any such party shall execute a binding nondisturbance agreement with Tenant.

    In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

    The provisions of this Article to the contraty notwithstanding, and so long as Tenant is not in defaust hereunder, this Lease shall remain in full force and effect for the full term thereof.

    (xviii) Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate ina notice to the Tenant.

         To Landlord at:  1615 California Street, Suite 707
                          Denver, Colorado 80202

         To Tenant at:    205 Canyon, Suite 200
                          Boulder, Colorado 80302
                          Attention: S.M. Hassan

    (xix) Tenant's Statement. Tenant shall at any time and from time to time, upon not less than ten days prior written notice from landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any protion of the real property of which the Premises are a part.

    (xx) Authority of Tenant. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

    (xxi) This agreement is being executed on January 22nd, 1990, effective January 22nd, 1990


(Document shows signatures for Tenant, 201 University, Inc., General Partner of Alfalfa's Cherry Creek, Inc.; and Landlord, Country Club Plaza Associates)

                                GENERAL ADDENDUM


Addendum to that lease dated the 19th day of January, 1990, by and between COUNTRY CLUB PLAZA ASSOCIATES, herein called "LANDLORD," and ALFALFA'S CHERRY CREEK, INC. herein called "TENANT."

WHEREAS, it is intended that the parties to that lease add additional terms therein and to have full force and effect as though set forth in said lease.

TO to extent this Addendum is at variance with the body of this Lease the General Addendum shall prevail.

NOW, THEREFORE, in consideration of mutual promises, TEN DOLLARS and other valuable consideration, sufficiency and receipt acknowledged, the parties herein further agree as follows:

1. COMMON AREA. Tenant and its employees and invitees are, except as otherwise specifically provided in this lease, priveleged to use the parking and common areas in common with other occupants of the shopping center during the term of the lease. Landlord shall keep or cause to be kept said common area in a clean condition, properly lighted and landscaped and shall repair and replace any damage to the facilities thereof and shall generally maintain the same in good condition and repair. The costs of such common area expenses shall be charged and prorated and paid by tenant in the manner previously set forth. The phrase "common area expenses" as used herein shall include, but not be limited to all sums expended in connection with said common area for all general maintenance, replacement and repairs; maintenance, replacement and repair of parking lot, sidewalks, curbs and shopping center signs; maintenance, replacement and repair of lawn sprinkler systems, planting and landscaping, pylon and directional signs and other markers and bumpers; maintenance, replacement and repair of any fire protection systems, elevators, escalators, roof, common area lighting systems, common area storm drainage systems; personnel to implement such services, but not including fees to management companies including, if Landlord deems necessary the cost of security gruads; and a reasonable allowance for Landlord's or a third party's supervision of said common area in an amount not to exceed fifteen percent (15%) of the all adjustments for each lease year. Adjustments shall include but not be limited to taxes, insurance, assessments, and any and all common area expenses. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Should Landlord make available additional land for parking or other common area purposes, then said expenses shall also include all expenses incurred in connection with said additional land provided such land is used exclusively for the shopping center, provided that such does not interfere with the visibility or access to the Premises, nor eliminates more than 3 spaces adjacent to Premises.

2. SIGNAGE. Tenant shall erect and attach, at Tenant's sole cost and expense, its standard identifying sign on the fascia of the front of the premises; or, if Tenant is a food court tenant in the soffit area above the Tenant's counter, subject to and in accordance with all rules, regulations, laws, ordinances, having jurisdiction theref, and subject to Exhibit "C".

Tenant must obtain written approval from Landlord for any and all exterior signage to be erected at this shopping center. All signage to be erected by Tenant must be approved by the proper governmental authorities having jurisdiction therein. Tenant shall be responsible for any and all costs of said signage.

3. ADJUSTMENTS. All rent adjustments, expenses and all monies due under this lease shall be considered as additional rent and payable as such.

4. PLATE GLASS INSURANCE. The Tenant whall be responsible for the maintenance and insuring of the plate glass on the Premises, unless breakage thereof results from Landlord's negligence or misconduct.

5. FLOOR AREA DEFINITION. The term "Floor Area" as used in the Lease shall include all areas for the exclusive use and occupancy by an occupant, measures from the exterior surface of exterior walls (and from the exterior thereof in the case of openings) and from the center of walls dividing the premises from other prmises.

6. MINIMUM RENT. (This paragraph has been intentionally eliminated from this Addendum)

7. SALES TAX (GROSS RECEIPTS TAX). In addition to all other payments, the Tenant shall pay sales tax and/or gross receipts tax, and any and all increases in such tax on the total amount paid to Landlord by Tenant including, but not limited to, rent, real estate taxes, insurance, common area maintenance fees and common area utilities.

8. LIEN WARRANTS. The Landlord in no manner whatsoever shall be responsible for any contract that the Tenant makes or for any agreement that the Tenant makes for construction, alteration, or repairing of the building or improvement on the demised premises or for the purchase of material to be used for work and labor to be performed in and about the construction, alteration or repair to be made, and that such contract or agreement between the tenant and said third party to this contract shall contain express waivers by said contractor of any and all claim for mechanics or material liens against the demised premises or improvements thereon, including those made and erected under the terms of this lease.

9. REPAIRS. (This Paragraph has been intentionally eliminated from this Addendum).

10. ASSIGNMENT. (This Paragraph has been intentionally eliminated from this Addendum).

11. ADDITIONAL PROVISIONS FOR SECURITY DEPOSITS. If Tenant should be overdue in the payment of monthly rent or other sums payable to Landlord on at least two or more occasions during a year, Landlord, at its option, may require Tenant to increase the amount of security deposit now held by Landlord by an amount sufficient to cover at least two months' rent or greater amount to be determined at sole discretion of Landlord. In this event, upon receipt of the additional security sum, Landlord and Tenant shall evidence such receipt by a letter signed and acknowledged by both parties to be incorporated as part of this Lease, stating the "New Total Amount" so held without liability for any interest.

12. HAZARD INSURANCE. Tenant shall be responsible for any increase in the hazard insurance premium rate when said increase in the premium rates is directly attributable to the unique use of the premises by the Tenant.

13. MORTGAGE FINANCING. Tenant shall, upon the request of Landlord, execute and deliver such instruments as may be required by Landlord to make this Lease either superior or subordinate to any mortgages on or hereafter placed upon Landlord's interest in the Shopping Center or the Demised Premises or future additions thereto, provided the mortgage executes a satisfactory nondisturbance agreement. Tenant hereby attorns to any purchaser at a foreclosure sale or sale in lieu of foreclosure or any other sale of any type, and agrees to execute all agreements required by any such purchaser affirming such attornment.

Upon request of any mortgage of record, Tenant shall give such mortgage copies of all notices given by Tenant to Landlord hereunder, and Tenant shall allow such mortgage a reasonable length of time (in any event, not more than sixty
(60) days from the date of such notice) in which to cure any default by Landlord hereunder. Any such notice shall be sent to such department and address as such mortgagee shall direct Tenant in writing.

14. TAP FEES. Landlord has installed a 2" water line for the general use of the center. If said 2" line is sufficient to meet the water requirement for the center and Tenant then Tenant shall not be required to pay any tap fees for access to said line. If Tenant requires a longer water line or an additional water line the Tenant shall pay for all tap fees and other costs associated with such installation.

15. SERVICE CORRIDORS. (This Paragraph has been intentionally eliminated from this Addendum)

16. RADIUS CLAUSE. Tenant, and if Tenant is a partnership, both the partnership and all of its partners shall not be permitted to open any new grocery stores or similar or greater square footage which compete with Alfalfa's within a five-block radius of the subject parcel. Due to the fact that Tenant is obligated to pay percentage rent to Landlord under this Lease, Landlord considers this paragraph to be a material portion of this Lease. Additionally, Alfalfa's, Inc., Alfalfa's Cherry Creek, Inc. and/or any other affiliated company will not violate this clause and will not form other corporations which violate the clause.

IN WITNESS WHEREOF, the parties have executed this Addendum this _____ day of ____________, 1990.

(Document shows signatures for Landlord and Tenant)

                                  EXHIBIT "A"


Exhibit "A" comprises four pages, the first three pages of which show the ground level floor plan, second level floor plan and basement floor plan, respectively, of the property in question, and the fourth page of which contains a legal description of said property.

                                  EXHIBIT "B"


CONSTRUCTION OF TENANT'S STORE

Landlord shall fund $235,000.00 of the cost of such construction, and such amount shall be placed in escrow with Land Title Guarantee Company at such time as Tenant obtains its financing necessary under Section 4.B. and Tenant delivers a binding commitment for said financing from established financial institution and/or leasing companies. Additionally, said commitment may contain no contingencies other than the escrowing of such funds. Landlord shall contribute an additional $115,000 towards the construction of Tenant's Premises.

Tenant may draw from the escrowed funds on a monthly basis in accordance with the terms of the escrow agreement substantially in the form attached hereto as "Exhibit "D", which shall be executed by Tenant, Landlord and the escrow agent at such time as Tenant has satisfied the financing contingency of Section 4.B.

Upon execution of the Lease by Landlord and Tenant, Landlord shall deliver a floor plan and cross-section of the premises to the Tenant, showing theron the columns and other structural work in the premises. Within sixty (60) days after the receipt of said floor plan, Tenant agrees to submit to Landlord three
(3) sets of fully dimensioned 1/8 inch scale or larger preliminary drawings plus specifications prepared by the Tenants architect at Tenant's expense, which drawings shall indicate the specific requirement of Tenant's space showing the store front, including Tenant's sign, interior partitions, colors, materials, trade fixture plan, lighting and electical outlets, all in conformity with the provisions of this Exhibit "B". When the preliminary plans and specifications have been approved in writing by Landlord but not later than fifteen (15) days after the receipt of such plans, Tenant's architect will prepare final plans and specifications and to a sufficient degree of completeness to allow the Tenant's acquisition of and Tenant Improvement Building Permit (i.e. full stamped architectural, mechanical, and electical drawings are required). Upon completion of said final plans and specifications, Tenant shall submit a complete copy thereof to Landlord, and Landlord shall have fifteen (15) days thereafter within which to examine and approve same. Failure to approve or disapprove, in writing, specifying the reason for such disapproval within said (15) days, shall be deemed an approval thereof. Where final plans and specifications are in conflict with this Exhibit "B", the provisions of Exhibit "B" shall prevail.

Within thirty (30) days next following approval by Landlord of Tenant's plans and specifications as same are required pursuant to "Construction of Tenant's Store" of Exhibit "B" to the Lease, Tenant shall submit to Landlord its estimate of the costs of construction of all work required to be performed by Tenant. The Landlord shall have the right of approval of such costs as estimated by Tenant's contractor. Approval or disapproval shall be given within fifteen (15) days following the receipt of said costs estimate. Tenant shall forthwith enter into a construction contract with Tenant's contractor for such work and Tenant shall pay such construction costs in the manner and on the dates provided in such construction contract. Failure of the Tenant to pay such construction costs shall constitute a default under the terms of the Lease in like manner as failure to pay rental would do. The Premises shall be constructed in accordance with said approved plans and specifications and Tenant's contractor shall pursue the construction work diligently to completion, complying with all county and state ordinances, rules and regulations relating thereto. The contractor selected by Tenant shall be obligated to comply with the following:

    a) Prior to start of Tenant's work Tenant's contractor shall provide Landlord with a construction schedule in bar graph form indicating the completion date of all phases of Tenant's work.

    b) Tenant's contractor shall be responsible for the repair, replacement or clean up of any damage done by him to other contractor's work which basically includes accessways to the Tenant's Premises which may be concurrently used by others.

    c) Tenant's contractor shall contain his storage of materials and his operations within the Premises and such other space as may be assigned by Landlord's contractor.

    d) All trash and surplus construction materials shall be stored within the Premises and promptly removed from the shopping center.

    e) Tenant's contractor shall provide temporary utilities, protable toilet facilities and portable drinking water as required for his work within the Premises and shall pay to Landlord's contractor, or Landlord the cost of any temporary utilities and facilities provided at Tenant's contractor's request.

    f) Tenant's contractor shall notify Landlord of any planned work to be done on weekends or other than normal job hours.

    g) Tenant's contractor shall be responsible for compliance with applicable codes and regulations of duly constituted authorities having jurisdiction so far as the performance of the work and completed improvements are concerned for all wok performed by Tenant's contractor and all applicable safety regulations established by the general contractor for the shopping center.

DESCRIPTION OF LANDLORD'S WORK

Landlord will not be responsible for providing any work whatsoever in or about Tenant's store. Tenant shall be building out 100% of the improvements in and about Tenant's space and is leasing the space "as is," latent defects excepted.

DESCRIPTION OF TENANT'S WORK

Except as provided under "Description of Landlord's Work" above, all work in the premises shall be provided by Tenant at Tenant's expense.

Tenant's work shall include, but not be limited to, decorative and/or show window lighting, and any special furred, covered or dropped ceiling areas. Tenant shall also furnish and install an exterior sign in accordance with specifications provided by Landlord. Any modifications to the fire sprinkler system required due to irregularities of Tenant's partitioning and/or ceiling design or in excess of ISO ordinary hazard rating shall be provided by Tenant at Tenant's expense. If Landlord performs any of Tenant's work, then the cost of said work shall be paid in the following manner: Fifty (50%) percent prior to commencement of construction and the balance immediately following completion.

                                  EXHIBIT "C"

                         STANDARD TENANT SIGN CRITERIA


Approvals

1. All exterior signs must be submitted by each tenant to the Landlord for Landlord's approval prior to application for sign permit. Submit to Landlord detailed drawings showing size, layout, colors, materials, style of all letters and graphics.

2. Each tenant shall be responsible for obtaining all permits for signs and for providing and installing all signs.

3. In addition to approval by Landlord, all signs must be in conformance with local sign codes.

Allowable Sign Locations

1. One sign per tenant located on face of canopy as shown in Detail "S-1".

Allowable Sign Sizes

1. Maximum allowable sign sizes shall be as shown on Detail "S-1".

General Design Requirements


1. No sign perpendicular to the face of the building shall be permitted.

2. No roof-mounted signs of any kind shall be permitted.

3. No sign of any sort shall be mounted on the building face except as shown in Details "S-1," "S-2," "S-3."

4. No flashing, moving, or audible signs shall be permitted.

5. All electical signs shall bear the Underwriter Laboratories' label and must comply with all local building and electrical codes.

6. No exposed conduit, tubing, neon tubing, conductors, transformers, raceways, or other electrical appurtenances shall be used.

7. Electical service to all signs shall be provided from the tenant's meter by the tenant.

8. Design and locations of all raceways and mounting devices shall be as approved by Landlord.

9. The tenant shall be responsible for repair of any damage to the building caused by the installation of his signs.

                               ADDENDUM TO LEASE

    This Addendum to Lease (the "Lease") is between Country Club Plaza Associates ("Landlord") and Alfalfa's Cherry Creek, Inc., a Colorado Corporation ("Tenant"), and is made with reference to that certain lease between Landlord and Tenant (the "Lease") covering 16,300 square feet (the "Premises") in the Plaza at Cherry Creek, Denver, Colorado (the "Center"), as more fully described in the Lease. The Addendum to Lease is hereby made a part of and incorporated in the Lease. The Lease is hereby amended, modified, and supplemented by the addition of the provisions set forth below. In the event of any conflict or inconsistency between the provisions of this Addendum and the provisions of the other protions of the Lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease.

    1. Interference with Tenant's Business. Landlord may repair, restore, alter, improve, excavate, enter into the Premises, or close portions of the common areas of the Center, provided that any such action does not materially interfere with or impair Tenant's ability to conduct its business in the Premises of impair the direct access to and visibility of the Premises. In the event Landlort shall at any time materially impair or interfere with Tenant's conduct of its business or impair the direct access and/or visibility of the Premises, a proportionate amount of rental shall be abated until such impairment or interference has been removed.

    2. Reasonable Consent. Except with respect to assignment or subletting by Tenant, whenever the consent, approval or permission of Landlord or Tenant is required under the terms of the Lease, such party shall not unreasonably withhold or delay such consent, approval or permission.

    3. Corporate Restructuring. Tenant may, without any requirement to obtain Landlord's consent, enter into or participate in one or more mergers, acquisitions, consolidations or corporate reorganizations of Tenant, sales, exchanges, issuance or other transfer of its capital stock (including, without limitation, any "going public" stock sale), mortgage, pledge or hypothecation of its capital stock, tender offers or "takeovers" or similar transactions; provided that any such restructuring shall not (a) impair Tenant's ability to pay rent as it becomes due under the Lease, (b) significantly impair the Landlord's ability to refinance the shopping center in which the Premises are located at terms similar to those available prior to the restructuring, of (c) result in a significant reduction in Tenant's net worth. For purposes hereof, a 10% reduction in the net worth of Tenant immediately prior to such restructuring shall be deemed "significant" for purposes of this paragraph 3. Any such restructuring shall not affect the guarantee given to Landlord by Alfalfa's, Inc.

    4. Interruption of Services. If the furnishing to the Premises or to Tenant of sewer services, gas, electicity or water shall be interrupted, terminated or shall otherwise cease or be altered, and such occurrence continues for at least two full days and materially impairs or interferes with the conduct of Tenant's business in the Premises, all rental shall be abated until such interruption, termination, cessation or alteration has ended unless such interruption is part of an interruption of services affecting the whole Denver metropolitan area.

    5. Assignment and Subletting.

         (a) Landlord shall not unreasonably withhold its consent to any proposed assignment or transfer of the Lease or any interest therein or any sublease of all or part of the Premises on the conditions that:

             (i)     Tenant is not then in default under the Lease.

             (ii) The assignee, transferee or subtenant shall continue to use the Premises for the purposes specified in the Lease.

             (iii) The assignee, transferee or subtenant is of good reputation and moral character.

             (iv) In the case of an assignment, the assignee shall agree, by execution of an assumption agreement in writing, within 10 days prior to the effective date of the lease, to perform and observe all of the covenants and agreements to be performed and observed by Tenant under the Lease.

             (v) In the case of an assignment, the assignee shall have a net worth sufficient to permit it to pay when due all rental payable under the Lease, as demonstrated to the reasonable satisfaction of Landlord.

         (b) Tenant shall not be released from its obligations hereunder by an assignment to a third party meeting the foregoing criteria, unless during the first four years of this lease any such assignee has a net worth not less than the net worth of Alfalfa's, Inc. at the time of assignment, and thereafter a net worth not less than that of Tenant, in which event Tenant shall be released from its obligations hereunder.

         (c) Tenant shall pay to Landlord any rental payments received from sublessees in excess of rental amounts due hereunder, other than excess amounts received from subletting of up to 1,500 square feet.

         (d) Tenant hereby represents that it is not a subchapter S form of corporation.

    6. Nondisturbance. Each and every subordination and attornment pursuant to the provisions of the Lease shall be effective only when and if the mortgagee or beneficiary under the applicable mortgage, trust indenture or other encumbrance or the lessor under the applicable ground or underlying lease shall enter into a written nondisturbance and attornment agreement with Tenant, whereby such mortgagee, beneficiary or lessor agrees, provided Tenant is not then in default under the Lease, that Tenant's occupancy of the demised premises and rights and priveleges under the Lease shall not be diminished, disturbed or interfered with in connection with any proceeding to enforce or foreclose any such mortgage, trust indenture or other encumbrance or to enforce or terminate any such lease and if such party or purchaser at a foreclusure sale succeeds to the interests of Landlord by reason of such proceedings of conveyance in lieu thereof, the Lease shall remain in full force and effect as a direct indenture of lease between such party or purchaser and Tenant, and Tenant shall attorn hereunder directly to such party or purchaser shall not be (i) liable for any act or omission of any prior Landlord or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord or (iii) bound by any rental which Tenant might have paid for more than one month in advance to any prior Landlord. As to any ground or underlying lease now affecting all or any portion of the Center and as to any mortgage, trust indenture or other encumbrance now affecting such leases or all or any portion of the Center, Landlord shall, within 15 days after the execution of the Lease, obtain from the mortgagee, beneficiary or lessor under such instrument, for the benefit to Tenant, a written nondisturbance and attornment agreement as described above.

    7. Exclusive Operations. Landlord hereby grants Tenant the exclusive right to operate in the Center a grocery store, delicatessen (defined as an area devoted to the sale of cold prepared meats, salads and cheeses in bulk, rather than for on-premises consumption), or caterer during the term of the Lease (including any renewal terms). During such period, Landlord agrees that it will not lease space in the Center to any tenant that is in the business of selling bulk produce, dairy products, meats (cooked and uncooked), or canned goods, sandwiches (other than fast food type restaurants, including, but not limited to a "Subway" sandwich shop to which Landlord may lease space) or similar merchandise as Tenant, and Landlord will not itself operate any such business in the Center. Landlord shall be allowed to lease to an ice cream and yogurt store.

    8. Tenant's Fixtures and Equipment. Tenant shall have the right to alter, improve or modify Tenant's fixtures and equipment and the decor of the Premises without the consent of Landlord. Tenant shall have the right during the term of the Lease and upon termination thereof, to remove from the Premises the fixtures and equipment installed or placed in the Premises by or for Tenant, provided that such removal shall not impair the structural integrity of the Building. Tenant shall repair any damage caused by such removal.

    9. No Release. No provision of the Lease shall release, or be deemed to release, Landlord or Tenant, or require, or be deemed to require, Tenant or Landlord to indemnify the other or any other person or entity, from or for liability for personal injury, death, property damage or otherwise which is caused by the negligence or intentional tortious conduct of the other, its employees, agents, contractors, suppliers or workmen.

    10. Casualty. In the event any portion of the Building shall be damaged by fire or other perils (even though the Premises may be undamaged) so as to materially impair or interfere with Tenant's ability to conduct its business in the Premises or so as to impair the direct access to the Premises from and to the main entrances and frontage of the Center, all minimum rental shall be abated until such damage is repaired or such impairment of access is removed, or both, as the case may be. If such damage and/or impairment cannot reasonably be repaired or removed within 240 days after the occurrence thereof, Tenant shall have the right to terminate the lease by giving written notice of termination to Landlord within 30 days after receipt of written notice from Landlord stating the time reasonably estimated to repair or remove such damage or impairment (and Landlord shall notify Tenant as promptly as possible). Upon such termination, the Lease shall be deemed to have terminated as of the date of such fire or other casualty and all rental payable by Tenant shall be prorated to the effective date of termination and any rent paid for any period after such date shall forthwith be refunded to Tenant. If Tenant chooses to terminate this Lease pursuant to this Section, Tenant shall be entitled to receive compensation from Landlord for the unamortized portion of Tenant's improvements and equipment, less any insurance proceeds paid to Tenant and the resale value of Tenant's equipment.

    11. Condemnation. If any taking or condemnation (of conveyance in lieu or in settlement thereof) of all or a portion of the Center or the Premises shall render the Premises unfit for the further conduct of Tenant's business (even though the Premises may be physically untouched), or shall impair the direct access to the Premises, Tenant may elect to terminate the Lease or continue the same in effect and if Tenant elects to continue the Lease in effect, all rental and other sums payable under the Lease shall be diminished by an equitable amount. If the parties cannot agree to such amount after good faith negotiations, the parties shall submit the matter to arbitration, and the decision of the arbitrators shall be final. For purposes of this Lease, a taking of more than 30 of the parking spaces immediately adjacent to the Premises shall substantially interfere with the conduct of Tenant's business. In the event of any taking of the Premises or the Center that does not result in the termination of the Lease, Landlord shall promptly restore the Premises and the Center to a complete, architectural whole, as nearly like its condition prior to such taking as may be possible.

    12. Operating Expense Exclusions. Tenant's share of Adjustments and other operating expenses to be paid pursuant to the Lease shall not include any of the following costs or expenses:

         (a) Any costs of capital expenditures, except that if the Lease already provides for the inclusion of capital expenditures, only the following capital expenditures shall be included in operating expenses: (i) capital expenditures incurred by Landlord to comply with new laws or changes in existing laws, in either case adopted after the commencement date of the term of the Lease; and (ii) capital expenditures incurred by Landlord to effect a reduction or savings in operating expenses, provided that the annual amount included in operating expenses on account of capital expenditures described in this clause (ii) shall not exceed the annual reduction in operating expenses achieved as a result of such capital expenditures. In all events, costs of capital expenditures to be included in operating expenses shall be amortized over the useful life of the capital item (without regard to accelerated depreciation or cost recovery rules or other rules, regulations or conventions used for income tax purposes) and only the annual amortization amount shall be included in operating expenses for any particular calendar or fiscal year or other period used to determine Tenant's payment obligation. Notwithstanding anything to the contrary herein, costs of resurfacing Common Area parking lots may be ammortized over a period of two years.

         (b) Rent under any ground, master or underlying lease and principal, interest and other payments on loans and other debt costs.

         (c) Costs of work, including alterations or improvements, done or performed in other tenants' premises.

         (d) Legal fees, space planner's fees, real estate broker's leasing commissions, advertising expenses, and other costs and expenses incurred in connection with the original development or original leasing or the Center or future releasing of the Center.

         (e) Costs for which Landlord is entitled to reimbursement from any tenant or from Landlord's insurance company or from any tenant's insurance company. Nothing in this paragraph shall relieve Tenant from payment of its pro rata share of Adjustments, other than portions of such Adjustments payable by other tenants as a result of their negligence or misconduct or for which they are obligated under their lease terms.

         (f) The expense of extraordinary services provided to other tenants in the Center (for the purposes hereof, extraordinary service shall mean any service in excess of those services and quantities thereof required to be furnished by Landlord to Tenant under the Lease, which are not provided for the common benefit of tenants in the Center).

         (g) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as opposed to costs of operation of the Center including, without limitation, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Center.

         (h) Auditor's fees for public accounting incident to the operation, maintenance and management of the Center and the central office accounting costs of the Landlord or the managing agent of the Center allocable to the Center.

    13. Attorney's Fees. In any action or proceeding (including any appeal) brought by either party against the other under or in connection with the Lease, the successful party shall be entitled to recover from the other party reasonable attorney's fees and costs and expenses incurred by the successful party in such action or proceeding.


(Document shows signatures for Landlord, 201 University, Inc., General Partner of Country Club Plaza Associates; and for Tenant, Alfalfa's Cherry Creek, Inc.)

                                    GUARANTY

Guaranty to that lease dated the 19th of January, 1990 by and bwtween COUNTRY CLUB PLAZA ASSOCIATES herein called Landlord, and ALFALFA'S CHERRY CREEK, INC. herein called Tenant, by Alfalfa's Inc. Guarantor.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration for, and as an inducement to Landlord to enter into a lease with Alfalfa's Cherry Creek, Inc., a Colorado corporation, for 16,300 square feet of space in the shopping center at 201 University Boulevard, Denver, Colorado (the "Lease"), the undersigned guarantees to Landlord throughout the term of this Guaranty, which shall begin on the commencement date of the Lease term and expire in 4 years following the commencement date of Lease term, but without any other condition or limitation, the full performance and observation of all of the material terms, covenants, conditions, provisions and agreements therein provided to be performed or observed by Tenant, including the "Rules and Regulations" as provided in the Lease. Landlord may seek performance of this Guaranty upon 5 days written notice to Guarantor given after (a) Landlord shall have given notice of nonperformance to Tenant and (b) Tenant shall have failed to cure such non performance within the time period set forth in the Lease.

The undersigned expressly agrees that the validity of this Guaranty and the obligations of the undersigned as guarantor under this Guaranty shall not be terminated, affected or impaired at any time before the expiration of the term of this Guaranty by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. Furthermore, Landlord may grant extensions of time and other indulgences and may modify, amend and waive any of the terms, covenants, conditions, provisions or agreements of the Lease, and discharge or release any party or parties to the Lease, all without notice to the undersigned and without any way impairing, releasing or affecting the liability or obligation of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without exhausting Landlord's remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceedings shall in any way or to any extent discharge or release the undersigned from any liability or obligation under this Guaranty. The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, and that no subletting and not assignment of the Lease, with or without Landlord's consent, shall release or discharge the undersigned.

Guarantor has provided its most recent financial statements as inducement for Landlord to enter into the Lease; said financial statements are attached hereto and incorporated by reference herein.

As an additional inducement to Landlord to make the Lease and in consideration of the Lease, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matter whatsoever arising out of, under, or by virtue of any of the terms, covenants, conditions, provisions or agreements of the Lease or of this Guaranty, Landlord and the undersigned shall and do hereby waive trial by jury. In a suit brought by either party hereunder, the prevailing party may recover, in addition to any damages which a court of competent jurisdiction may award, such amount or amounts as the court may determine to be reasonable attorney's fees and costs incurred by such party or its successors or assigns as a result of such suit.

All rights under this Guaranty shall inure to the benefit of any successors or assigns of Landlord.

Dated as of the 31st day of January, 1990.

(Document shows signature of S.M. Hassan, President, Guarantor Alfalfa's, Inc., corporate address shown to be 205 Canyon, Suite 200, Boulder, CO 80302

                               FIRST AMENDMENT TO
                           SHOPPING CENTER LEASE FOR
                           THE PLAZA AT CHERRY CREEK

This First Amendment, entered into as of the 20th day of February, 1990, is between Alfalfa's Cherry Creek, Inc. ("Tenant") and Country Club Plaza Associates ("Landlord").

                                    Recitals

A. Tenant and Landlord entered into a Shopping Center Lease dated as of January 19, 1990 for the premises located in the Plaza at Cherry Creek shopping center (the "Lease").

B.  Tenant and Landlord wish to amend certain terms of such Lease.

                                   Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. Defined Terms. All defined terms used herein shall have the same meaning defined for such terms in the Lease.

    2.   Notice of Financing.

         (a) Paragraph 4.A.(II) and (III) is hereby amended to delete the date "February 21, 1990" and substitute therefore the date "April 10, 1990" in the first sentence thereof as the date by which Tenant must give Landlord notice confirming Tenant's obtaining financing for the buildout of the Premises.

         (b) Paratraph 4.A.(II) is hereby amended by deleting the third sentence thereof and substituting therefore the following:

             "(For example, if Tenant gives notice on March 2, that financing has been obtained, Tenant's notice shall be deemed effective March 21, 1990, and the six month's free rent shall commence on March 22 and full rent shall be next due on September 21, 1990."

    3. Commencement of Full Rent Payments. The first sentence of Paragraph 4.A.(III) shall be deleted and the following sentence shall be added at the beginning of Paragraph 4.A.(III):

             "Upon termination of the six-month free rent period as provided in Paragraph 4.A.(II), or on September 21, 1990, whichever comes first, Tenant shall pay to Landlord as Minimum Rent in advance the following rental rates without notice or demand provided that Tenant has given notice required pursuant to Paragraph 4.A.(II) above."

    4. Escrowing of Funds.

         (a) Pursuant to Exhibit B attached, "Landlord shall fund $235,000 of the cost of such construction, and such amount shall be placed in escrow with Land Title Guarantee Company at such time as tenant obtains its financing necessary under Paragraph 4.B. and Tenant delivers to Landlord a binding commitment for said financing from an established financial institution and/or leasing company. Additionally, said commitment may contain no contingencies other than the escrowing of such funds. Landlord and Tenant hereby amend the Lease to provide that the deposit of the $235,000 and the execution of the escrow agreement referred to in Exhibit B shall be completed within seven (7) calendar days of Landlord's receipt of both of the following:

             (i) A notice from Tenant stating that Tenant has obtained financing, and consequently satisfied their financing contingency.

             (ii) A binding commitment for said financing from an established financial institution or leasing company, which commitment may contain no contingencies other than the escrowing of such funds.

    5. Landlord's total contribution to Tenant's improvements shall be $350,000. $235,000 of which will be placed in an escrow account, most likely with Land Title.

For purposes of this section 5., Tenant's improvements shall include equipment purchases, payments of fees to architects, designers, and other individuals working on this project and construction costs and fees. Notwithstanding the above, Tenant's improvements shall not include any costs associated with any direct employee, officer, or director of Alfalfa's (except for a maximum of $35,000 to Gus Lester and $50,000 to Jon Payne who have been hired specifically for this job as the construction and project managers respectively); any general and administrative expenses of Alfalfa's or its proportionate share of which they are allocating towards this project; any accounting fees, legal fees, or any other consultants which are not directly associated with the construction industry.

The additional $115,000 shall be made available to Tenant commencing seven (7) calendar days after notification by Tenant under section 4(a)(i) and (II), above. Notwithstanding anything stated to the contrary in this Amendment or in the original Lease or in any exhibits to that Lease, Tenant may not draw upon the $115,000 until such time as there are no dollars remaining of the $235,000 placed in the excrow account. Additionally, under no circumstances whatsoever may less than $163,000 of the $350,000 be used for items other than Hard Tenant Finish construction costs. "Hard Tenant Finish" construction costs are hereby defined as the actual bricks, mortar, drywall, lighting, etc. that shall remain part of the Premises thus becoming Landlord's property after this Lease has expired. Additionally, the contractors fee, so long as it is reasonable, shall be considered a "Hard Tenant Finish Construction Cost."

For Tenant to obtain any dollars whatsoever from Landlord, Tenant must submit to Landlord a construction draw in the standard AIA format, and Tenant must accompany each draw with a copy of all invoices. Landlord shall review each draw within 10 business days after submission by Tenant. Within the 10 days review Landlord shall either approve or disapprove of the draw. After Landlord approves said draw, said draw shall be submitted at Landlord's discretion to Land Title or Citicorp Real Estate, Inc. for funding. Landlord's approval shall not be unreasonably withheld. If Landlord fails to notify Tenant within the 10 business days approval period of Landlord's disapproval, Landlord shall be deemed to have accepted the draw.

With the submission of each draw, Tenant shall be required to show Landlord a full accounting of all dollars spent on this project which Tenant has drawn from Landlord and/or which Tenant has spent from other sources including but not limited to all draws from United Bank of Boulder. Additionally, Tenant must submit to Landlord lien waivers from all contractors and/or subcontractors which performed work on the project in an amount equal to the previous month's draw, plus lien waivers for all dollars paid by Tenant during the previous month for any other work associated with the project.

It shall be deemed reasonable for Landlord to disapprove any draw of Tenant if any of the following occur:

         (a) All lien waivers evidencing payment to the contractors from the previous month's draw are not in place. Additionally, all lien waivers for other work paid on or before the previous month must also be in place.

         (b) The total dollars paid to third parties on this project excluding any rental payments and/or CAM payments is not greater than double the amount of the total draws which Tenant has requested from Landlord including this draw, provided however, that if the total project cost paid to third parties on this project excluding any rental payments and/or CAM payments is less than $700,000, Landlord shall be required to disburse to Tenant the remaining protion of Landlord's $350,000 contribution to Tenant's improvements, upon Tenant's opening for business to the public.

         (c) If draw is not accompanied with a copy of all invoices.

    6. Full Force and Effect. Except as amended herein the terms of the Lease shall remain in full force and effect.

Executed this 10th day of April, 1990, to be effective February 21, 1990.

(Document shows signatures of S.M. Hassan, President, Alfalfa's Cherry Creek, Inc. (Tenant); and Panayes J. Dikeou, President, 201 University, Inc., General Partner of Country Club Plaza Associates (Landlord)).

(Additional copy of above "Guaranty," signed by S.M. Hassan, President, Alfalfa's, appears here)

                   SECOND AMEMDMENT TO SHOPPING CENTER LEASE


    This Second Amemdment is made this _____ day of March, 1991 by and between David L. Johnson, Receiver ("Landlord") and Alfalfa's Cherry Creek, Inc. ("Tenant"), (collectively, the "Parties").

    WHEREAS, Country Club Plaza Associates, a Colorado general partnership, and Tenant entered into a Shopping Center Lease Agreement on January 19, 1990 and a First Amendment to Shopping Center Lease on Febuary 20, 1990, ("Original Lease") covering approximately 16,300 square feet of floor area; 11,300 square feet on the ground level, 2,000 square feet in the basement, and 3,000 square feet on the second level (the "Premises") located at 201 University Bouldvard, Denver, Colorado (the "Property").

WHEREAS, on October 24, 1990, David L. Johnson, Receiver was appointed Receiver for the Property pursuant to the District Court, City and County of Denver, State of Colorado, Order For Receiver Civil Action No. 90-CV-11225. Therefore, David L. Johnson, Receiver is substituted as Landlord in the Original Lease.

WHEREAS, Landlord and Tenant desire to amend the Original Lease to add to the leased Premises approximately 572 square feet of rentable area on the second floor of the Property ("Additional Space") as shown on Exhibit "A" attached hereto, upon the terms and conditions herein described.

NOW THEREFORE, in consideration of their mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. Additional Space. The Premises is hereby amended to include the Additional Space of 572 rentable square feet on the second floor of the Property, and all tems and conditions of the Original Lease as modified hereby shall apply to the Additional Space. The total square footage of the Premises, including the Additional Space, is now 16,872.

    2. Base Rent. The Base Rent (monthly) for the Additional Space shall be as follows:

         (a) For the period commencing on April 1, 1991 or the date when a certificate of occupancy is issued by the Denver building department, whichever comes later, and ending on August 28, 2000, unless otherwise extended or terminated per the terms and conditions set forth in the Original Lease, shall be Four Hundred Seventy-Six and 67/100 Dollars ($476.67).

    3. Operating Expenses. Section 7.B.I.(a) of the Original Lease, is revised, whereas, Tenant's pro rata share of Adjustments shall be 33.39% upon April 1, 1991 or upon issuance of a certificate of occupancy, whichever occurs later.

Landlord hereby certifies to Tenant that the Property currently contains 50,537 rentable square feet. Landlord agrees that in the event that the square footage of the Property increases, Tenant's percentage share of Adjustments shall correspondingly decrease.

    4. Tenant Improvements. Landlord shall make improvements in and provide tenant finish ("Landlord's Work") to the Additional Space in accordance with the drawings attached hereto as Exhibit B and the specifications attached hereto as Exhibit C. Landlord estimates that Landlord's Work will cost $14,897.44. Landlord hereby agrees to pay up to $9,724.00. Tenant shall pay costs of Landlord's Work in excess of $9.724.00 up to $5,173.44. Should changes be required to Landlord's Work, with the exception of changes solely requested by Tenant, such changes shall only be made upon mutual consent between Landlord and Tenant. Tenant shall bear the cost of all changes requested solely by Tenant; the bearer of costs of all other changes shall be as mutually agreed upon between Landlord and Tenant.

Landlord shall provide Tenant with a final accounting of total costs of Landlord's Work, including all relevant documentation thereof, and Tenant shall pay, within 30 days after receipt of such accounting, any amounts owed by Tenant. Landlord shall at its sole expense be responsible for obtaining mechanics' and materialmens' lien waivers and all necessary permits and licenses required to perform Landlord's Work.

    5. Lease. All terms and definitions in the Original Lease shall have the same meaning herein. If there is any conflict between the terms of this Second Amendment and the terms of the Original Lease, the terms of this Second Amendment shall control. As herein modified, the Original Lease shall remain in full force and effect according to its terms.

    6. Court Approval. It is acknowledged by the Parties that Landlord is authorized to enter into leases and lease amendments pertaining to the Property due to the powers vested in him by the Order for Receiver, Paragraph 13(i). It is also acknowledged by the Parties that this Second Amemdment shall not be effective until approved by the Court, pursuant to the Order for Receiver, Paragraph 13(i)(ii).

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as the date first above written.

(Document shows signature of David L. Johnson, Receiver, for The Plaza at Cherry Creek (Landlord); and shows signature for Alfalfa's Cherry Creek, Inc. (Tenant))

                                   EXHIBIT A

The document described as Exhibit A is a drawing showing the floor plan of the Additional Space.

                                  EXHIBIT B

The document described as Exhibit B is a drawing showing improvements to be made to the Additional Space.

                                   EXHIBIT C
                                LANDLORD'S WORK


    1.   Landlord shall provide the following tenant finish and improvements:

         (a) Installation of electrical outlets and utility stubs as shown on Exhibit B;

         (b) Installation of telephone connections as shown on Exhibit B;

         (c) Installation of drywall as shown on Exhibit B;

         (d) Installation of doors, carpeting, paint, windows, woodwork and other tenant finish items of the same color, materials and quality contained in the space currently occupied by Tenant on the second floor of the Premises.

    2. Landlord shall be solely responsible for procuring and supervising contractors and subcontractors to perform Landlord's Work. All contractors and subcontractors shall be selected on a lowest-bid basis. Landlord shall be compensated for any tenant finish work performed by Landlord at rates not exceeding average hourly rates charged by area contractors to perform similar work. Tenant shall not be responsible for any costs incurred by Landlord to correct defective work performed by Landlord's contractors and subcontractors.

    3. Landlord shall notify Tenant at such time as Landlord's Work has been substantially completed, and Tenant and Landlord shall perform a walk-through inspection of the Additional Space. Landlord and Tenant shall prepare a punch list of all items to be completed at such time, or of any items not completed to Tenant's satisfaction, and Landlord shall promptly pursue completion of such items to Tenant's satisfaction. Tenant's occupancy of the Additional Space shall constitute acceptance thereof, latent defects excepted.


Per Tenant, tenant took occupancy of additional space 4/18/91.

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Alfalfa's, Inc.
Denver, Colorado


We have audited the accompanying consolidated balance sheets of Alfalfa's, Inc. (formerly Natural Horizons, Inc.) and subsidiaries, as of June 25, 1989 and June 26, 1988, and the related consolidated statements of earnings, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alfalfa's, Inc. and subsidiaries as of June 25, 1989 and June 26, 1988, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


(Document shows company signature of Touche Ross & Co., Certified Public Accountants, dated September 1, 1989)

The six pages following the above are financial statements, as described below, accompanying the above "Independent Auditor's Report."

1)  Alfalfa's, Inc. Consolidated Balance Sheets, Assets

2)  Liabilities and Stockholder's Equity

3)  Alfalfa's, Inc., Consolidated Statements of Earnings (2 pages)

4)  Alfalfa's, Inc., Consolidated Statements of Changes in Stockholders' Equity

5)  Alfalfa's, Inc., Consolidated Statements of Cash Flows

All of the above have figures compiled for years ended June 25, 1989 and June 26, 1988.

                                ESCROW AGREEMENT

The subsequent document is an escrow agreement between 201 University, Inc., general partner of Country Club Plaza Associates, Alfalfa's Cherry Creek, Inc., and Land Title Guarantee Company, showing deposits in the amount of $235,000.00 and showing the signatures for all parties, and referencing Exhibit A, entered in full below

                                  EXHIBIT "A"

                                ESCROW AGREEMENT

This Agreement, dated this 6th day of April, 1990, is among the Country Club Plaza Associates, a Colorado corporation ("CC"), Alfalfa's Cherry Creek, Inc. ("Alfalfa's"), and Lant Title Guarantee Company ("LT").

                                    Recitals

A. CC and Alfalfa's have entered into a lease (the "Lease") by which CC will lease to Alfalfa's, and Alfalfa's will lease from CC 16,300 square feet of space (the "Space") in the building at 201 University Boulevard, Denver (the "Building").

B. CC and Alfalfa's have agreed that CC will pace $235,000 in escrow with LT for disbursement to Alfalfa's to complete construction of certain improvements in the Building.

                                   Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Escrow Agent. CC and Alfalfa's hereby appoint LT to act as escrow agent on behalf of CC and Alfalfa's in accordance with the terms of this agreement, and LT agrees to serve in this capacity.

2. Deposit with LT. CC shall deposit with LT, and LT shall acknowledge the receipt of $235,000 in cash or immediately available funds within seven (7) days after CC has received both of the following:

    (a) A notice to CC stating that Alfalfa's has satisfied their financing contingency under Paragraph 4 of the Lease.

    (b) A binding commitment for said financing from an established financial institution and/or leasing company, which sommitment may contain no contingencies other than the escrowing of funds.

Alfalfa's and CC shall each pay 1/2 of all fees and charges levied by LT as escrow agent. Such fees and charges shall not be paid from the escrow funds.

3.  Disbursement of Funds.  LT shall disburse the funds as follows:

    (a) To Alfalta's, or to such other party as Alfalfa's may direct, fromtime to time upon receipt of an affidavid of an officer of Alfalfa's which is confirmed and approved by an oficer of CC that a proportionate amount of work on the tenant finish in the Space has been completed in substantial accordance with Alfalfa's plans and specifications, in an amount specified in such affidavit; certain terms under which CC may reasonably disapprov a draw request are set forth in the First Amendment to Shopping Center Lease for the Plaza at Cherry Creek; if such affidavit is received by Escrow Agent from Alfalfa's and Escrow Agent does not receive, within 10 business days thereafter, confirmation from CC of its approval or disapproval of the draw, Escrow Agent may deem the draw approved, provided Alfalfa's gives to LT a domestic return receipt showing that CC received a copy of said draw a minimum to 10 business days prior to funding to Alfalfa's; and disburse the funds to Alfalfa's in accordance with the affidavit; and

    (b) To CC upon receipt of a notice from and officer of CC that Alfalfa's has breached the terms of the Lease, has been given notice and an opportunity to cure in accordance with the Lease terms, has failed to cure the breach, and that CC has elected to terminate the Lease.

    (c) To CC upon receipt of a notice from an officer to CC that Alfalfa's has received a total of $350,000, in which case LT shall disburse to CC the remaining amount that is in escrow.

4. Liability of Escrow Agent. In performing its duties hereunder, LT will have no obligation to determine the merits of any dispute between CC and Alfalfa's, and LT will have no liability to any party in connection herewith except for the failure by LT to fulfill any of its duties under this Agreement, negligent acts or omissions by LT or willful misconduct by LT. In the event of any conflicting demands upon LT with respect to this escrow or any of the rights of any of the parties hereunder, LT shall have the right to file an action in interpleader and deposit in court the amount of any funds in dispute.

5. Term. This Agreement shall be terminated on the earlier to occur of disbursement of all funds held by LT upon Alfalfa's request in accordance with
Section 3(a) above, or upon disbursement of funds to CC in accordance with
Section 3(b) above.

6.  Miscellaneous.

    (a) Any notices required hereunder shall be given in writing to the parties at the following address:

         Alfalfa's:  205 Canyon Boulevard, Suite 200
                     Boulder, Colorado 80302
                 with a copy to:

                     Freya R. Brier
                     Hol me Roberts & Owen
                     1401 Pearl Street, Suite 400
                     Boulder, Colorado 80302

                 CC:

                     Panayes J. Dikeou
                     Country Club Plaza Associates
                     1615 California Street, Suite 707
                     Denver, Colorado 80202

         LT:         Land Title Guarantee Company
                     3033 E 1st Avenue, Suite 600
                     Denver, Colorado 80206


    (b)  This Agreement shall be governed by the laws of the State of Colorado.

    (c) This Agreement shall be binding on an inure to the benefit of the parties hereto, their successors and assigns.


(Document shows signatures for Alfalfa's Cherry Creek, Inc.; 201 Unitersity Inc., general Partner of Country Club Plaza Associates; and Land Title Guarantee Company)


Exhibit A is followed by Special Deposit Instructions, comprising one page and detailing initial deposit instructions in reference to "Escrow Agreement," above, and showing signatures for Alfalfa's Cherry Creek, Inc.; 201 Unitersity Inc., general Partner of Country Club Plaza Associates; and Land Title Guarantee Company

                      APPROVAL OF NONDISTURBANCE AGREEMENT

Alfalfa's Cherry Creek, Inc. hereby notifies Land Title Guarantee Company and Country Club Plaza Associates that it has obtained from Citicorp Real Estate, Inc. a Nondisturbance Agreement in form and contents satisfactory to Alfalfa's Cherry Creek, Inc.

(Document shows signature for Alfalfa's Cherry Creek, Inc. of S.M. Hassan, President)

Subsequent to the above is a Landlord - Mortgagee Waiver, comprising two pages and showing a signature for Country Club Plaza Associates, 201 University Inc., general partner